EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the incorporation of our report dated January 17, 2003, relating to the audited consolidated financial statements of PremierWest Bancorp and Subsidiary as of December 31, 2002 and for the year then ended included in the Form 10-K, into the Company's Registration Statement File No. 333-96209.

/s/ MOSS ADAMS, LLP
Portland, Oregon
March 17, 2003